As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-217044

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nomad Foods Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 5 New Square

Bedfont Lakes Business Park

Feltham, Middlesex TW14 8HA

+(44) 208 918 3200

(Address and telephone number of registrant’s principal executive offices)

Mariposa Capital, LLC

500 South Pointe Drive

Suite 240

Miami Beach, FL 33139

Tel: (786) 482-6320

(Name, address, and telephone number of agent for service)

Copies to:

Flora R. Perez, Esq.

Brian J. Gavsie, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

Tel: (954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-3 is being filed solely to file exhibit 23.4. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures and exhibit index and is not intended to amend or delete any part of the Registration Statement or prospectus except as specifically set forth herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Our Memorandum and Articles of Association provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We have entered into Letters of Appointment with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We have purchased and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 9.	Exhibits

		Incorporation by Reference
Exhibit No.	Exhibit Description	Form	Exhibit No.	Period Covered or Date of Filing	Included in this Registration Statement

4.1	Registration Rights Agreement dated as of June 1, 2015 among Nomad Holdings Limited, Birds Eye Iglo Limited Partnership Inc, Mariposa Acquisition II, LLC, TOMS Acquisition I LLC, TOMS Capital Investments LLC and funds managed by Pershing Square.	F-1 (333-208181)	4.1	11/24/15

4.2	Indenture dated as of July 17, 2014 among Deutsche Trustee Company Limited, Deutsche Bank AG, London Branch, Deutsch Bank Luxembourg S.A., and Credit Suisse AG, London Branch and certain Iglo entities named therein.	F-1 (333-208181)	4.2	11/24/15

4.3	Specimen of ordinary share certificate of Nomad Foods Limited	F-1 (333-208181)	4.3	12/22/15

4.4	Specimen of preferred share certificate of Nomad Foods Limited	F-1 (333-209572)	4.4	02/17/16

5.1(a)	Opinion of Ogier with respect to certain of the ordinary shares	F-1 (333-208181)	5.1	12/22/15

5.1(b)	Opinion of Ogier with respect to certain of the ordinary shares and the founder preferred shares	F-1 (333-209572)	5.1	02/17/16

23.1	Consent of PricewaterhouseCoopers LLP (Successor)*

23.2	Consent of PricewaterhouseCoopers LLP (Finuds)*

23.3	Consent of Ogier (contained in Exhibits 5.1(a) and 5.1(b) herein)*

23.4	Consent of PricewaterhouseCoopers LLP (Predecessor)				X

24.1	Power of attorney (included on signature page)*
*	Previously filed.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the United Kingdom, on April 28, 2017.

NOMAD FOODS LIMITED

By:	/s/ Stéfan Descheemaeker
	Name:	Stéfan Descheemaeker
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stéfan Descheemaeker	Chief Executive Officer	April 28, 2017
Stéfan Descheemaeker	(Principal Executive Officer and Director)

*	Chief Financial Officer	April 28, 2017
Paul Kenyon	(Principal Financial Officer and Principal Accounting Officer and Director)

*	Director	April 28, 2017
Martin E. Franklin

*	Director	April 28, 2017
Noam Gottesman

*	Director	April 28, 2017
Ian G. H. Ashken

*	Director	April 28, 2017
Jeremy Isaacs CBE

*	Director	April 28, 2017
Victoria Parry

*	Director	April 28, 2017
James E. Lillie

*	Director	April 28, 2017
Lord Myners of Truro CBE

*	Director	April 28, 2017
Brian Welch

*	Director	April 28, 2017
Simon White

* /s/ Stéfan Descheemaeker
Stéfan Descheemaeker Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant, has signed this Registration Statement or amendment thereto in the United States, on April 28, 2017.

By:	/s/ Desiree DeStefano
Desiree DeStefano